UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Executive Vice President, Global Head of Sales and Client Solutions

Effective May 4, 2017, FactSet Research Systems Inc. (“FactSet” or the “Company”) appointed John W. Wiseman as the Company’s new Executive Vice President, Global Head of Sales and Client Solutions. Mr. Wiseman will report directly to Philip Snow, FactSet’s Chief Executive Officer.

Prior to his appointment as FactSet’s new Executive Vice President, Global Head of Sales and Client Solutions, Mr. Wiseman, age 48, served as Senior Vice President, Global Head of Strategic Partnerships & Alliances. Mr. Wiseman joined FactSet in 2004 and was previously a Senior Managing Director at Bear Stearns & Co. Inc. Mr. Wiseman received a B.A. in Political Science and Management Science from Duke University and a Master’s of Business Administration from the University of Edinburgh.

As of May 4, 2017, there was no oral or written plan, contract or arrangement entered into between Mr. Wiseman and the Company. In addition, Mr. Wiseman does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of FactSet Research Systems Inc., dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: May 4, 2017	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer

(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of FactSet Research Systems Inc., dated May 4, 2017